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EIGHTH AMENDMENT TO CREDIT AGREEMENT

    This eighth amendment to credit agreement (this "Amendment") is made and entered into as of August 31, 2001, by and between U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. Bank"), and MACKIE DESIGNS INC., a Washington corporation ("Borrower").

R E C I T A L S:

    A.  On or about June 18, 1998, U.S. Bank and Borrower entered into that certain credit agreement (together with all amendments, supplements, exhibits, and modifications thereto, the "Credit Agreement") whereby U.S. Bank agreed to extend certain credit facilities to Borrower. U.S. Bank and Borrower have entered into seven amendments to the Credit Agreement.

    B.  Borrower has requested U.S. Bank to (1) waive and modify certain financial covenants, (2) modify the interest rate provisions, and (3) modify certain other provisions of the Credit Agreement. The purpose of this Amendment is to set forth the terms and conditions upon which U.S. Bank will grant Borrower's requests.

    NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

ARTICLE I.  AMENDMENT

    The Credit Agreement, as well as all of the other Loan Documents, are hereby amended as set forth herein. Except as specifically provided for herein, all of the terms and conditions of the Credit Agreement and each of the other Loan Documents shall remain in full force and effect throughout the terms of the Loans, as well as any extensions or renewals thereof.

ARTICLE II.  DEFINITIONS

    As used herein, capitalized terms shall have the meanings given to them in the Credit Agreement, except as otherwise defined herein, or as the context otherwise requires. Section 1.1 of the Credit Agreement is hereby amended as follows:

    (a) The following definitions shall be deleted: Interest Period; LIBOR Borrowing Rate; LIBOR Rate; LIBOR Rate Borrowing; LIBOR Rate (Reserve Adjusted); LIBOR Reserve Rate; Prime Borrowing Rate, and Prime Rate Borrowing.

    (b) The following definitions shall be modified or added (as the case may be):

      "Applicable Margin" means the rate per annum that is determined by reference to the following matrix and based upon the quarterly financial statements of Borrower provided to U.S. Bank in accordance with the terms of this Agreement for the preceding fiscal quarter of Borrower. Adjustments shall be made 60 days after the end of each fiscal quarter of Borrower (when quarterly financial statements are required to be delivered to U.S. Bank); provided, however, that if Borrower has not delivered its financial statements for the previous fiscal quarter within 60 days of the end of such fiscal quarter, then the Applicable Margin in effect for the previous fiscal quarter shall continue to apply unless U.S. Bank exercises its right to impose the default rate provided for in this Agreement.

Funded Debt Ratio	Prime Rate Loan Applicable Margin	LIBOR Rate Loan Applicable Margin
> 3.5:1.0	1.00%	3.25%

less than or equal to 3.5:1.0 and > 3.0:1.0	0.75%	3.00%

less than or equal to 3.0:1.0 and > 2.0:1.0	0.50%	2.50%

less than or equal to 2.0:1.0 and > 1.0:1.0	0.25%	2.00%

less than or equal to 1.0:1.0	0%	1.75%

      Where:
      less than or equal to = less than or equal to
      > = greater than

      The Applicable Margins set forth above shall apply unless there exists an Event of Default, in which case U.S. Bank may elect to apply the default rate pursuant to the terms of this Agreement. The Funded Debt Ratio as used in this definition shall be calculated as of the last day of the relevant fiscal quarter of Borrower for the four trailing fiscal quarters then ended. U.S. Bank and Borrower acknowledge that notwithstanding the Applicable Margin matrix set forth above, Section 7.18 of the Credit Agreement provides that for Borrower's fiscal quarter ending September 30, 2002, and for each of Borrower's fiscal quarters thereafter, the Funded Debt Ratio shall not exceed 3.00:1.00.

      "Eighth Amendment" means that certain eighth amendment to credit agreement entered into as of August 31, 2001, by and between U.S. Bank and Borrower.

      "Interest Differential" has the meaning set forth in Section 2.4 to the Credit Agreement.

      "LIBOR Rate Loan" has the meaning set forth in Section 2.4 to the Credit Agreement.

      "Money Markets" refers to one or more wholesale funding markets available to U.S. Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds and others.

      "Prime Rate" means the prime rate announced by U.S. Bank from time to time, as and when such rate changes.

      "Prime Rate Loan" has the meaning set forth in Section 2.4 to the Credit Agreement.

ARTICLE III.  MODIFICATION OF REVOLVING LOAN INTEREST PROVISIONS

    Section 2.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      Interest on the outstanding principal balance of the Revolving Loan shall accrue at the following per annum rates selected by Borrower (i) upon notice to U.S. Bank (or in the event that no other selection is made by Borrower), the Applicable Margin plus the Prime Rate (a "Prime Rate Loan"); or (ii) upon a minimum of two New York banking days prior notice, the Applicable

  Margin plus the 1, 2, 3, 6, or 12-month LIBOR rate quoted by U.S. Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York banking days prior to commencement of the LIBOR loan advance) (a "LIBOR Rate Loan"). If a LIBOR Rate Loan is prepaid, whether by Borrower, as a result of acceleration, upon default or otherwise, Borrower agrees to pay all of U.S. Bank's costs, expenses and Interest Differential (as determined by U.S. Bank) incurred as a result of such prepayment. The term "Interest Differential" shall mean that sum equal to the greater of $-0- or the financial loss incurred by U.S. Bank resulting from prepayment, calculated as the difference between the amount of interest U.S. Bank would have earned (from like investments in the Money Markets as of the first day of the LIBOR Rate Loan) had prepayment not occurred and the interest U.S. Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan shall be in an amount equal to the remaining entire principal balance of such LIBOR Rate Loan. In the event Borrower does not timely select another interest rate option at least two New York banking days before a LIBOR Rate Loan expires, U.S. Bank may at any time thereafter convert the LIBOR Rate Loan to a Prime Rate Loan, but until such conversion, the funds advanced under the expired LIBOR Rate Loan shall continue at accrue interest at the same rate as the interest rate under such expired LIBOR Rate Loan. U.S. Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error. Each LIBOR rate option selected shall apply to a minimum principal amount of $1,000,000 with increments of $500,000 in excess thereof. For determining payment dates for LIBOR Rate Loans, the New York banking day shall be the standard convention. In the event after the date of initial funding any governmental authority subjects U.S. Bank to any new or additional charge, fee, withholding or tax of any kind with respect to any loans hereunder or changes the method of taxation of such loans or changes the reserve or deposit requirements applicable to such loans, Borrower shall pay to U.S. Bank such additional amounts as will compensate U.S. Bank for such costs or lost income resulting therefrom as reasonably determined by U.S. Bank.

ARTICLE IV.  MODIFICATION OF ACQUISITION LOAN INTEREST PROVISIONS

    Section 3.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      Interest on the outstanding principal balance of the Acquisition Loan shall accrue at the following per annum rates selected by Borrower (i) upon notice to U.S. Bank (or in the event that no other selection is made by Borrower), the Applicable Margin plus the Prime Rate (a "Prime Rate Loan"); or (ii) upon a minimum of two New York banking days prior notice, the Applicable Margin plus the 1, 2, 3, 6, or 12-month LIBOR rate quoted by U.S. Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York banking days prior to commencement of the LIBOR loan advance) (a "LIBOR Rate Loan"). If a LIBOR Rate Loan is prepaid, whether by Borrower, as a result of acceleration, upon default or otherwise, Borrower agrees to pay all of U.S. Bank's costs, expenses and Interest Differential (as determined by U.S. Bank) incurred as a result of such prepayment. Because of the short-term nature of this facility, Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan shall be in an amount equal to the remaining entire principal balance of such LIBOR Rate Loan. In the event Borrower does not timely select another interest rate option at least two New York banking days before a LIBOR Rate Loan expires, U.S. Bank may at any time thereafter convert the LIBOR Rate Loan to a Prime Rate Loan, but until such conversion, the funds advanced under the expired LIBOR Rate Loan shall continue at accrue interest at the same rate as the interest rate under such expired LIBOR Rate Loan. U.S. Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error.

  Each LIBOR rate option selected shall apply to a minimum principal amount of $1,000,000 with increments of $500,000 in excess thereof. For determining payment dates for LIBOR Rate Loans, the New York banking day shall be the standard convention. In the event after the date of initial funding any governmental authority subjects U.S. Bank to any new or additional charge, fee, withholding or tax of any kind with respect to any loans hereunder or changes the method of taxation of such loans or changes the reserve or deposit requirements applicable to such loans, Borrower shall pay to U.S. Bank such additional amounts as will compensate U.S. Bank for such costs or lost income resulting therefrom as reasonably determined by U.S. Bank.

ARTICLE V.  MODIFICATION TO GENERAL PROVISIONS APPLICABLE TO THE LOANS

    5.1  Fundings

    Section 4.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      (a) Borrower shall give U.S. Bank irrevocable notice (either in writing or orally and promptly confirmed in writing) for each Prime Rate Loan or LIBOR Rate Loan in accordance with Section 2.4 or Section 3.4 hereof (as the case may be). Each such notice ("Borrowing Notice") shall be in the form attached hereto as Exhibit C and shall be given by, and any written notice or confirmation of an oral notice shall be signed by, Chief Executive Officer or Chief Financial Officer, each of whom is authorized to request Fundings and direct disposition of any such Fundings until written notice by Borrower of the revocation of such authority is received by U.S. Bank. The Borrowing Notice shall specify (i) the amount of the requested Funding, (ii) the interest option chosen by Borrower in accordance with Section 2.4 or Section 3.4 hereof (as the case may be), (iii) for LIBOR Rate Loans, the monthly interest period, and (iv) whether Borrower is requesting a new Funding at the LIBOR rate or conversion of any portion of a Prime Rate Loan to a LIBOR Rate Loan. Each Borrowing Notice shall be effective upon receipt, except that notices received by U.S. Bank after 12 noon, Seattle time, on a Business Day shall be deemed to be received on the immediately succeeding Business Day. Each Borrowing Notice shall be irrevocable and shall be deemed to constitute a representation and warranty by Borrower that, as of the date of the notice, (i) the statements set forth in Article VIII hereof are true and correct, (ii) subject to any waivers granted by U.S. Bank through August 31, 2001, no material adverse change in Borrower's financial condition has occurred subsequent to December 31, 1997, and (iii) no Event of Default has occurred and is continuing. Any such Funding shall be conclusively presumed to have been made to or for the benefit of Borrower when made in accordance with such a request and direction for disposition or when such Funding is deposited to the credit of the account of Borrower with U.S. Bank or is transmitted to any other bank with directions to credit the same to the account of Borrower at such bank, regardless of whether persons other than those authorized hereunder to make requests for Fundings have authority to draw against any such account.

    5.2  LIBOR Rate Loan Provisions

    Section 4.9 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      (a) Borrower may obtain LIBOR rate quotes from U.S. Bank between 8 a.m. and 12 noon (Seattle, Washington time) on any New York banking day.

      (b) There shall not be outstanding more than three LIBOR Rate Loans under the Revolving Loan and 3 LIBOR Rate Loans under the Acquisition Loan.

      (c) Notwithstanding any other term of this Agreement, Borrower may not select the LIBOR rate if an Event of Default hereunder has occurred and is continuing.

      (d) Nothing contained in this Agreement, including without limitation the determination of any monthly term for a LIBOR Rate Loan or U.S. Bank's quotation of any LIBOR rate, shall be construed to prejudice U.S. Bank's right to decline to make any requested Funding provided that U.S. Bank acts in accordance with the provisions of this Agreement.

    5.3  Deposits Unavailable or Interest Rate Unascertainable or Inadequate; Impracticability

    Section 4.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      If U.S. Bank reasonably determines (which determination shall be conclusive and binding on the parties hereto) that:

      (a) Deposits of the necessary amount for the relevant monthly term for any LIBOR Rate Loan are not available to U.S. Bank in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR rate;

      (b) The LIBOR rate will not adequately and fairly reflect the cost to U.S. Bank of making or funding the LIBOR Rate Loan for a relevant monthly term; or

      (c) The making or funding of LIBOR Rate Loans has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of U.S. Bank, materially and adversely affects such LIBOR Rate Loan or U.S. Bank's commitment to make such LIBOR Rate Loan or the relevant market;

      U.S. Bank shall promptly give notice of such determination to Borrower, and (i) any notice of a new LIBOR Rate Loan previously given by Borrower and not yet borrowed or converted shall be deemed to be a notice to make a Prime Rate Loan, and (ii) Borrower shall be obligated to either prepay in full any outstanding LIBOR Rate Loan, on the expiration date of the current LIBOR Rate Loan with respect thereto or convert any such LIBOR Rate Loan to a Prime Rate Loan on such expiration date.

    5.4  Changes in Law Rendering LIBOR Rate Loan Unlawful

    Section 4.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      If at any time due to the adoption of any law, rule, regulation, treaty, or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency, or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for U.S. Bank to make or fund any LIBOR Rate Loan, the obligation of U.S. Bank to provide such LIBOR Rate Loan shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for U.S. Bank to continue any LIBOR Rate Loan previously made by it hereunder, U.S. Bank shall, upon the happening of such event, notify Borrower thereof in writing, and Borrower shall, at the time notified by U.S. Bank, either convert each such unlawful LIBOR Rate Loan to a Prime Rate Loan or repay such LIBOR Rate Loan in full, together with accrued interest thereon, subject to the provisions of Section 2.4 or Section 3.4 (as applicable).

    5.5  Increased Costs

    Section 4.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by U.S. Bank with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

      (a) Any tax, duty or other charge to any of the Loans is imposed thereunder, modified or deemed applicable, or the basis of taxation of payments to U.S. Bank of interest or principal of the Loans or of the commitment fees (other than taxes imposed on the overall net income of U.S. Bank by the jurisdiction in which has its principal office) is changed;

      (b) Any reserve, special deposit, special assessment or similar requirement against assets of, deposits with, or for the account of, or credit extended by, U.S. Bank is imposed, modified or deemed applicable;

      (c) Any increase in the amount of capital required or expected to be maintained by U.S. Bank or any person or entity controlling U.S. Bank is imposed, modified or deemed applicable; or

      (d) Any other condition affecting any of the Loans is imposed on U.S. Bank or the relevant funding markets;

      and U.S. Bank determines that, by reason thereof, the cost to U.S. Bank of making or maintaining the Loans is increased, or the amount of any sum receivable by U.S. Bank hereunder or under any of the Notes is reduced;

      then, Borrower shall pay to U.S. Bank upon demand such additional amount or amounts as will reasonably compensate U.S. Bank (or the controlling person or entity in the instance of (c) above) for such additional costs or reduction (provided that U.S. Bank has not been compensated for such additional cost or reduction in the calculation of the rate applicable to LIBOR Rate Loans). Determinations by U.S. Bank for purposes of this Section 4.12 of the additional amounts required to compensate U.S. Bank shall be conclusive in the absence of manifest error. In determining such amounts, U.S. Bank may use any reasonable averaging, attribution and allocation methods.

    5.6  Discretion of U.S. Bank as to Manner of Funding

    Section 4.13 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      Notwithstanding any provision of this Agreement to the contrary, U.S. Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if U.S. Bank had actually funded and maintained each LIBOR Rate Loan during the monthly term for such LIBOR Rate Loan through the purchase of deposits having a term corresponding to such monthly term and bearing an interest rate equal to the LIBOR rate for such monthly term (whether or not U.S. Bank shall have granted any participations in such LIBOR Rate Loan).

    5.7  New Provision Regarding Prepayments

      A new Section 4.14 is hereby added to the Credit Agreement to read as follows:

      4.14 Prepayments

        Borrower shall have the right, at any time, to prepay the whole or any part of any Prime Rate Loan without prepayment charges concurrently with any regular monthly payment. In the event Borrower prepays all or any portion of any LIBOR Rate Loan (whether voluntarily, by acceleration or otherwise) concurrently with such prepayment Borrower shall pay U.S. Bank all amounts due in accordance with Section 2.4 or Section 3.4 (as applicable). All prepayments shall be applied first to accrued interest on the Loans and then to the outstanding principal balance of the Loans in the inverse order of maturity.

    5.8  New Provision Regarding Extensions, Renewals, and Modifications

      A new Section 4.15 is hereby added to the Credit Agreement to read as follows:

      4.15 Extensions, Renewals, and Modifications

        Any extensions, renewals, and modifications of the Loans shall be governed by the terms and conditions of this Agreement and the other Loan Documents unless otherwise agreed to in writing by U.S. Bank and Borrower.

ARTICLE VI.  MODIFICATION OF COVENANTS

    6.1  Investments

    Section 7.7 of the Credit Agreement is hereby deleted and replaced with the following:

      Invest in (by capital contribution, assumption of Indebtedness, or otherwise), acquire, purchase, or make any commitment to purchase the obligations, stock or other equity, or substantial portion of the assets of any Person except (a) direct obligations of the government of the United States of America or any agency or instrumentality thereof, (b) interest-bearing certificates of deposit or repurchase agreements issued by any commercial banking institution satisfactory to U.S. Bank, or (c) stock or obligations issued in settlement of claims of Borrower against others by reason of bankruptcy or a composition or readjustment of debt or reorganization of any debtor of Borrower.

    6.2  Subsidiaries

    Section 7.9 of the Credit Agreement is hereby deleted and replaced with the following:

      Form or acquire any Person or any portion thereof.

    6.3  Tangible Net Worth Covenant

    Section 7.15 of the Credit Agreement is hereby deleted and replaced with the following:

      Commencing with Borrower's fiscal quarter ending September 30, 2001, at any time during the terms of the Loans, permit Tangible Net Worth to be less than the sum of (a) $25,000,000, plus, on a cumulative basis, (b) as of the end of each of Borrower's fiscal quarters (commencing with Borrower's fiscal quarter ending March 31, 2002, an amount equal to 50 percent of Borrower's consolidated net income, without reduction for any consolidated net losses experienced by Borrower in any fiscal quarter.

    6.4  Working Capital

    Section 7.16 of the Credit Agreement is hereby deleted and replaced with the following:

      Commencing with Borrower's fiscal quarter ending September 30, 2001, at any time during the terms of the Loans, permit Working Capital to be less than the sum of (a) $30,000,000, plus, on an aggregate basis, (b) as of the end of each of Borrower's fiscal quarters (commencing with Borrower's fiscal quarter ending March 31, 2002, an amount equal to 50 percent of Borrower's consolidated net income, without reduction for any consolidated net losses experienced by Borrower in any fiscal quarter.

    6.5  Debt Service Coverage

    Section 7.17 of the Credit Agreement is hereby deleted and replaced with the following:

      Permit the Debt Service Coverage Ratio to be less than (a) 1.0:1.0 as of the end of Borrower's fiscal quarter ending December 31, 2001, for the fiscal quarter then ended, (b) 1.10:1.0 as of the end of Borrower's fiscal quarter ending March 31, 2002, for the fiscal quarter then ended, (c) 1.25:1.0 as of the end of Borrower's fiscal quarter ending June 30, 2002, for the fiscal quarter then ended, and (d) 1.25:1.0 as the end of Borrower's fiscal quarter ending September 30, 2002 and any fiscal quarter thereafter, for the trailing four-quarters then ended.

    6.6  Funded Debt Ratio

    Section 7.18 of the Credit Agreement is hereby deleted and replaced with the following:

      Permit the Funded Debt Ratio to be greater than (a) 3.5:1.0 as of the end of Borrower's fiscal quarter ending June 30, 2002, for the trailing four-quarters then ended, and (b) 3.0:1.0 as of the end of Borrower's fiscal quarter ending September 30, 2002, and any fiscal quarter thereafter, for the trailing four-quarters then ended.

ARTICLE VII.  MODIFICATION OF MISCELLANEOUS LOAN PROVISIONS

    7.1  Setoff

    Section 10.3 of the Credit Agreement is hereby deleted and replaced with the following:

      Borrower grants to U.S. Bank a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to U.S. Bank all Borrower's right, title and interest in and to, Borrower's accounts with U.S. Bank (whether checking, savings, or some other accounts), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes U.S. Bank, to the extent permitted by applicable law, to charge or setoff all sums owing on the Notes against any and all such accounts.

    7.2  Replacement of Arbitration Provision with Jury Trial Waiver

    Section 10.13 entitled "Arbitration" is hereby deleted in its entirety and replaced with the following:

      10.13  JURY TRIAL WAIVER

        BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, WHETHER NOW OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND HEREBY CONSENTS AND AGREES THAT ANY SUCH CLAIM MAY, AT U.S. BANK'S ELECTION, BE DECIDED BY TRIAL WITHOUT A JURY AND THAT U.S. BANK MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS SECTION WITH

    ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER AND AGREEMENT CONTAINED HEREIN.

ARTICLE VIII.  MODIFICATION OF SECURITY AGREEMENTS

    The parties agree that the schedules attached to the Security Agreements shall be replaced with Schedules I attached to this Amendment. Borrower hereby authorizes U.S. Bank to replace the schedules attached to the Security Agreements with Schedules I attached hereto and to refile the Security Agreements with the appropriate Governmental Bodies.

ARTICLE IX.  WAIVER OF EXISTING DEFAULTS

    Borrower acknowledges that it has failed to comply with the covenants set forth in Sections 7.15, 7.16, 7.17, and 7.18 of the Credit Agreement for its fiscal quarter ending June 30, 2001 ("Existing Defaults"). Subject to the terms and conditions set forth in this Amendment, U.S. Bank hereby waives the Existing Defaults. U.S. Bank's waiver is expressly limited to the Existing Defaults as of June 30, 2001.

ARTICLE X. CONDITIONS PRECEDENT

    The modifications set forth in this Amendment shall not be effective unless and until the following conditions have been fulfilled to U.S. Bank's satisfaction:

      (a) U.S. Bank shall have received this Amendment, duly executed and delivered by the parties hereto.

      (b) Borrower shall have paid U.S. Bank a loan modification fee in the amount of $107,222.

      (c) Other than the Existing Defaults, there shall not exist any Default or Event of Default under the Credit Agreement or any other Loan Document.

      (d) All representations and warranties of Borrower contained in the Credit Agreement or otherwise made in writing in connection therewith or herewith shall be true and correct and in all material respects have the same effect as though such representations and warranties had been made on and as of the date of this Amendment.

      (e) U.S. Bank shall have received, reviewed and approved a board resolutions for the board of directors of Borrower and Guarantors as reasonably deemed necessary by U.S. Bank.

ARTICLE XI.  GENERAL PROVISIONS

    11.1  Representations and Warranties

    Borrower hereby represents and warrants to U.S. Bank that as of the date of this Amendment and after giving effect to any waivers set forth in this Amendment, there exists no Default or Event of Default. All representations and warranties of Borrower contained in the Credit Agreement and the Loan Documents, or otherwise made in writing in connection therewith, are true and correct as of the date of this Amendment. U.S. Bank acknowledges the disclosure by Borrower of the existence of the case entitled The Travelers Insurance Company v. Eastern Acoustic Works, Inc., et al vs. Eastern Acoustic Works, Inc., Superior Court Department, Worcester Massachusetts, Civil Action No. 97-0922-B, and agrees that neither the existence of such case nor the results of any trial or any pending motions in such case will be deemed a violation of any warranty or representation given by Borrower or Eastern Acoustic Works, Inc. either in this Agreement or any other agreement or documentation given in connection herewith. Borrower acknowledges and agrees that all of Borrower's Indebtedness to U.S. Bank is payable without offset, defense, or counterclaim.

    11.2  Security

    All Loan Documents evidencing U.S. Bank's security interest in the Collateral shall remain in full force and effect, and shall continue to secure, without change in priority, the payment and performance of the Loans, as amended herein, and any other Indebtedness owing from Borrower to U.S. Bank.

    11.3  Guaranties

    The parties hereto agree that each Guaranty shall remain in full force and effect and continue to guarantee the repayment of the Loans to U.S. Bank as set forth in such Guaranty.

    11.4  Payment of Expenses

    Borrower shall pay on demand all costs and expenses of U.S. Bank incurred in connection with the preparation, negotiation, execution, and delivery of this Amendment, including, without limitation, reasonable attorneys' fees incurred by U.S. Bank.

    11.5  Survival of Credit Agreement

    The terms and conditions of the Credit Agreement and each of the other Loan Documents shall survive until all of Borrower's obligations under the Credit Agreement are satisfied in full.

    11.6  Counterparts

    This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

    11.7  Release of Claims

    Borrower hereby expressly covenants, promises, and agrees that it shall not now or hereafter institute, maintain, or assert, either directly or indirectly, any claim, demand, right, or cause of action, known or unknown, that has accrued or could have been made or brought at any time up to and including the date of this Amendment against U.S. Bank or its Subsidiaries, affiliates, officers, directors, employees, or agents, past or present, arising out of, or claimed to have arisen out of, any past or present relationship, whether contractual or otherwise, between Borrower and U.S. Bank, including without limitation, any claim arising out of or relating to the lending relationship between Borrower and U.S. Bank, any lending agreements relating thereto, and this Amendment. This release may be pleaded as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit, or other proceeding or testimony that may be instituted by Borrower in breach of this release.

    11.8  Statutory Notice

    ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

    IN WITNESS WHEREOF, U.S. Bank and Borrower have caused this Amendment to be duly executed by their respective duly authorized signatories as of the date first above written.

MACKIE DESIGNS INC.

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Ann B. Caldwell, Vice President

REAFFIRMATION OF GUARANTIES AND COLLATERAL DOCUMENTS

    Each of the undersigned hereby: (a) acknowledges that it has read the foregoing Eighth Amendment to Credit Agreement, (b) reaffirms its obligations under the Guaranty and the Security Agreement and other collateral documents evidencing security interests granted by the undersigned to U.S. Bank to secure the obligations of Borrower to U.S. Bank, (c) agrees that its Guaranty guarantees and its Security Agreement secures the repayment of the Loans, as amended by the foregoing Eighth Amendment to Credit Agreement, (d) acknowledges that its obligations pursuant to its Guaranty and the Security Agreement are enforceable without defense, offset, or counterclaim, (e) agrees that the section of its Guaranty titled "Arbitration" shall be deleted in its entirety and replaced with the following:

      Jury Trial Waiver.  GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, WHETHER NOW OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND HEREBY CONSENTS AND AGREES THAT ANY SUCH CLAIM MAY, AT U.S. BANK'S ELECTION, BE DECIDED BY TRIAL WITHOUT A JURY AND THAT U.S. BANK MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER AND AGREEMENT CONTAINED HEREIN;

and (f) agrees that the following section shall be added to its Guaranty:

      U.S. Bank's Right of Setoff.  In addition to all liens upon and rights off setoff against the moneys, securities or other property of Guarantor given to U.S. Bank by law, U.S. Bank shall have, with respect to Guarantor's obligations to U.S. Bank under this Guaranty and to the extend permitted by law, a contractual security interest in and a right of setoff against, and Guarantor hereby assigns, conveys, pledges, and transfers to U.S. Bank all of Guarantor's right, title and interest in and to, all deposits, moneys, securities and other property of Guarantor now or hereafter in the possession of or on deposit with U.S. Bank, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding however all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to Guarantor. No security interest or right of setoff shall be deemed to have been waived by an act or conduct on the part of U.S.

  Bank or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in so doing. Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by U.S. Bank.

MACKIE DESIGNS INC.

By:

Name:

Title:

EASTERN ACOUSTIC WORKS, INC.

By:

Name:

Title:

BLACKSTONE TECHNOLOGIES, INC.

By:

Name:

Title:

SIA SOFTWARE COMPANY, INC.

By:

Name:

Title:

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EIGHTH AMENDMENT TO CREDIT AGREEMENT
REAFFIRMATION OF GUARANTIES AND COLLATERAL DOCUMENTS